EXHIBIT 23.1

                             LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQUIRE
STUART REED, ESQUIRE                                  WWW.LEGALANDCOMPLIANCE.COM

                                                              DIRECT E-MAIL:
                                                          LAURAANTHONYPA@AOL.COM


November 11, 2004

Board of Directors
Bentley Commerce Corp.
9040 Town Center Parkway
Bradenton, FL 34202

Re:  Registration Statement on Form S-8

Dear Board Members:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Sincerely,

Legal & Compliance, LLC


By: /s/ Laura Anthony, Legal & Compliance, LLC
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        Laura Anthony, President